EXHIBIT-10.30a

                       AMENDMENT TO EMPLOYMENT AGREEMENT

            AMENDMENT TO EMPLOYMENT AGREEMENT by and between Bank United Corp., a Delaware corporation (the "Company") and Jonathon K. Heffron (the "Executive"), dated as of the 18th day of November, 1999.

            WHEREAS, the Company and the Executive executed that certain employment agreement (the "Employment Agreement") dated as of the 1st day of August, 1996; and

            WHEREAS, the parties to the Employment Agreement wish to amend the terms of the Employment Agreement;

            NOW, THEREFORE, in consideration of the mutual promises and obligations set forth in the Employment Agreement, the parties hereto agree as follows:

1. Section 6(a)(i)B of the Employment Agreement is hereby amended in its entirety to read as follows:

            B. the amount equal to the product of (1) three and (2) the sum of
      (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus;
      and

2. Section 6(a)(i)C of the Employment Agreement is hereby amended in its entirety to read as follows:

            C. if the Date of Termination is on or after the Effective Date, an amount equal to the difference between (a) the actuarial equivalent of the benefit (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's qualified defined benefit retirement plan (the "Retirement Plan") immediately prior to the Effective Date) under the Retirement Plan, and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for three years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the three years is that required by
      Section 4(b)(i) and Section 4(b)(ii), and (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

                  (ii) all stock options, restricted stock and other stock-based compensation shall become immediately exercisable or vested, as the case may be;

                  (iii) for three years after the Executive's Date of
            Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(v) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period;

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                                                                  EXHIBIT-10.30a

                  (iv) the Company shall, at its sole expense as incurred up to a maximum of $45,000, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion; and

                  (v) to the extent not theretofore paid or provided, the
            Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

3. All items in Employment Agreement not expressly amended by this Agreement shall remain unchanged.


            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year just above written.



                                 EXECUTIVE


                                 /s/ JONATHAN K. HEFFRON
                                 -----------------------------------------------
                                     Jonathan K. Heffron


                                 BANK UNITED CORP.


                                 By: /s/ KAREN J. HARTNETT
                                     -------------------------------------------

                                 Name: Karen J. Hartnett
                                       -----------------------------------------

                                 Title: Senior Vice President - Human Resources
                                        ----------------------------------------